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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Registration Statement on Form S-1, of our report dated July 24, 2020, relating to the balance sheet of Prime Impact Acquisition I as of July 23, 2020, and the related statements of operations, changes in shareholder's equity and cash flows for the period from July 21, 2020 (inception) through July 23, 2020, and to the reference to our Firm under the caption "Experts" in the Prospectus.

/s/ WithumSmith+Brown, PC
New York, New York
August 12, 2020

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM